[Grant Thornton Letterhead]



                                     CONSENT

We have issued our reports dated March 8, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Flanders Corporation and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Flanders Corporation and Subsidiaries on Form S-8 (File No. 333-31667, effective July 21, 1997).

                                                     /s/ GRANT THORNTON LLP



Salt Lake City, Utah
April 8, 2000